UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019

INDIA GLOBALIZATION CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814

(Address of principal executive offices)         (Zip code)

(301) 983-0998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders

On February 19, 2019, India Globalization Capital, Inc. (the “Company”) issued a press release announcing that it has extended the expiration date and reduced the exercise price of its public traded warrants to purchase common stock. The warrants are quoted on the OTC Markets under ticker symbol IGC.WT and CUSIP number 45408X 118.

The public traded warrants were scheduled to expire at 5:00 p.m., New York time, on March 6, 2019. The new expiration date of the warrants has been extended to 5:00 p.m., New York time, on Monday, March 8, 2021. The warrants are subject to earlier expiration in the event the Company determines to exercise its right to call the warrants for redemption, as was the case prior to the extension.

Currently, the Company has 11,672,178 outstanding public traded warrants to purchase 1,167,217 shares of its common stock (CUSIP 45408X 308) by surrendering ten warrants and a payment of $50 in exchange for each share of common stock.

Commencing at 5:00 p.m., New York time, on March 6, 2019, and terminating at 5:00 p.m., New York time, on March 8, 2021, the terms of the warrants will permit the Company to exchange ten warrants and $5 for each share of common stock (CUSIP 45408X 308), in accordance with Section 3.1 of the Warrant Agreement. All other terms of the warrants remain the same.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit

Number           Exhibit Description

99.1                  Press release issued by India Globalization Capital, Inc. on February 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: February 19, 2019	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

Exhibit Index

99.1	Press Release dated February 19, 2019.